Exhibit 99.4

CONSENT OF DIRECTOR NOMINEE

        Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to the use of his name as a Director Nominee in the registration statement on Form S-11, and any amendments thereto, to be filed by ETRE REIT, LLC.

/s/ John Gregorits _
John Gregorits

Dated: February 13, 2014